UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2014

CLEANTECH INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35002	98-0516425
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China	112616
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 0410-6129922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 13, 2014, CleanTech Innovations, Inc., a Nevada corporation (the “Registrant”), entered into an Agreement and Plan of Share Exchange (the “Merger Agreement”) with Initial Koncepts, Inc. d/b/a Six Dimensions (www.sixdimensions.com), a California Corporation (“Newco”) and the shareholder of Newco, Mr. Tejune Kang, founder and CEO, who is an American technology executive born and raised in the Silicon Valley, California (the “Newco Shareholder”), pursuant to which, subject to certain conditions, Newco will become a wholly-owned subsidiary of the Registrant (the “Merger”).

Pursuant to the terms of the Merger Agreement, the Registrant will acquire all of the shares of Newco (the “Newco Shares”) from the Newco Shareholder solely in exchange for 266,787,609 newly issued shares of the Registrant’s common stock (the “Exchange Shares”). At the effective time of the Merger (the “Closing”), the Exchange Shares will be issued to the Newco shareholders on a pro rata basis, in proportion to the ratio that the number of Newco Shares held by the Newco shareholders bear to the pro rata portion of Newco Shares held by all the holders of shares of Newco as of the Closing. It is anticipated that upon completion of the Merger and the issuance of the Exchange Shares, the current stockholders of Newco will own approximately 50% of the then outstanding shares of the Registrant’s common stock and the then-current holders of the outstanding common stock of the Registrant will own the balance.

Prior to the Closing, the Registrant will obtain shareholder approval to amend its Articles of Incorporation to (i) change its authorized capital stock to 1,200,000,000 shares which will be designated common stock, (ii) change the name of the Registrant to “6D Global Technologies, Inc.”, (iii) authorize the conversion of the Registrant into a corporation organized under the laws of the State of Delaware, (iv) complete the spin-off of all of the Registrant’s China-based operations and assets to the Registrant’s former management team led by Bei Lu, in exchange for the satisfaction and/or assumption of all liabilities of the Registrant in excess of $500.00 and the return of 17,729,403 shares of common stock held by Bei Lu, Dianfu Lu, Wenge Chen, Ping Chen, Shengfen Lin and certain other shareholders; (v) obtain NYGG (Asia) Ltd.’s consent to convert all of its notes, debts and other liabilities made to or on behalf of the Registrant, into 242,534,190 shares of the Registrant’s common stock. In addition, the Registrant must maintain the listing of its common stock on the NASDAQ Stock Market.

Additionally, prior to the Closing and pursuant to the Merger Agreement, Newco intends to complete a private placement equity offering to raise between $3,000,000 and $5,100,000 at $0.30 per share (the “Financing Shares”). Following the Closing, the Financing Shares will be converted on a 1:1 basis into common stock of the Registrant.

The Merger Agreement contains customary representations and warranties of Newco and the Registrant. The Merger Agreement also contains customary covenants and agreements, including, without limitation, covenants relating to the conduct of each of the respective businesses of Newco and the Registrant between the date of signing of the Merger Agreement and the consummation of the Merger.

Pursuant to the terms of the Merger Agreement, and following the consummation of the Merger, the Registrant will have a reconstituted Board of Directors, which is expected to consist of all American executives residing in the United States: Tejune Kang, Adam Hartung, Terry McEwen and Anubhav Saxena. The parties intend to identify the new Board of Directors following the Merger in a Statement on Schedule 14f-1, to be filed by the Registrant and mailed to its shareholders prior to the consummation of the Merger.

The completion of the Merger is subject to the satisfaction or waiver of certain closing conditions, including, without limitation, (a) the raising and placement into escrow of the proceeds from the Financing, (b) the approval by the Registrant’s shareholders and Board of Directors of the Merger Agreement and other transactions contemplated in connection with the Merger, (c) the approval by Newco’s Board of Directors and the Newco Shareholder of the Merger

Agreement and other transactions contemplated in connection with the Merger, (d) the provision by the Registrant to Newco of certain financial statements of the Registrant and (e) the provision by Newco to the Registrant of certain financial statements of Newco.

The Merger Agreement contains certain termination rights for both Newco and the Registrant under certain circumstances. In addition, either party may terminate the Merger Agreement if the Merger is not consummated by December 31, 2014.

The Merger Agreement has been filed to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Registrant, Newco or any of their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties were made solely for the benefit of the other parties to the Merger Agreement and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified in the Merger Agreement by confidential disclosure letters that will be delivered to the other party in connection with the consummation of the Merger, which disclosure letters will contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders, and (d) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Registrant or Newco. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Registrant or Newco.

The foregoing descriptions of the Merger Agreement and the exhibits thereto are qualified in their entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 10.1 to this report, and which is incorporated in this report by reference. You are urged to read the entire Merger Agreement.

The Registrant and Six Dimensions have been advised by Stevens & Lee P.C., Holland & Knight LLP, K&L Gates LLP, Kane Kessler, P.C. and former United States Congressman Steve LaTourette of McDonald Hopkins Government Strategies LLC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Agreement and Plan of Share Exchange by and among CleanTech Innovations, Inc., Six Dimensions, Inc. and the Shareholder of Six Dimensions, Inc., dated June 13, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANTECH INNOVATIONS, INC.

Date: June 16, 2014	By:	/s/ Terry McEwen
	Name:	Terry McEwen
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and Plan of Share Exchange by and among CleanTech Innovations, Inc., Six Dimensions, Inc. and the Shareholder of Six Dimensions, Inc., dated June 13, 2014